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                                                                    EXHIBIT 10.6

                          PG&E-TRANS(SM) USER AGREEMENT

         This is a user agreement (hereafter the "Agreement") dated November 15, 1999, between PG&E GAS TRANSMISSION, NORTHWEST CORPORATION (hereafter "PG&E GT-NW"), and Pacific Gas & Electric Co. (hereafter the "User"), for the use of PG&E GT-NW's on-line services for conducting gas transportation and storage related business, including PG&E-trans(SM), PG&E-trans(SM)nw, and PG&E-trans(SM)northwest (hereafter collectively referred to as "PG&E-trans(SM)").

         WHEREAS, access to PG&E-trans(SM) benefits User and is an integral part of the provision of on-line services through the global communications network by PG&E GT-NW, providing functions formerly accessible only upon PG&E GT-NW's Pacific Trail(R) Electronic Bulletin Board Service; and

         WHEREAS, User desires to access and use PG&E-trans(SM), and bind itself to reasonable terms and conditions of such access and use; and

         WHEREAS, User desires to submit nominations of gas to PG&E GT-NW under applicable tariffs and such other available applications, current or future, deemed necessary and made available by PG&E GT-NW through PG&E-trans(SM); and

         WHEREAS, User understands that by using PG&E-trans(SM), it may enter into binding agreements with third parties;

         NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

1. User understands and agrees that it may bind itself contractually to other users of PG&E-trans(SM) during the course of operating the natural gas posting or remarketing functions of the PG&E-trans(SM) system. User agrees that approving, agreeing to, or entering a transaction as provided by PG&E-trans(SM), as it now exists, or may in the future be modified, and subject to applicable tariffs, shall constitute a written contract (a "Contract"). By executing this Agreement, User agrees that it adopts any confirmation of a Contract as provided by PG&E-trans(SM) as User's signature, and such confirmation will, together with this Agreement, constitute an executed writing. User agrees to waive any Statute of Frauds defense to the enforceability of any Contract arising from use of PG&E-trans(SM). User agrees and warrants that any employee or agent of User using PG&E-trans(SM) shall have all necessary power and authority to use PG&E-trans(SM) and enter Contracts as herein provided. User warrants for itself, its successors and assigns that for each Contract that User may enter as a result of using PG&E-trans(SM), User shall have all right, title, power and authority necessary to honor said Contract.

PG&E-TRANS(SM) IS A SERVICE MARK OF PG&E CORPORATION.

PACIFIC TRAIL(R) IS A REGISTERED TRADEMARK OF PG&E GAS TRANSMISSION, NORTHWEST CORPORATION.

PG&E Gas Transmission-Northwest and any other company referenced herein which uses the PG&E name or logo are not the same company as Pacific Gas and Electric Company, the California utility; neither PG&E Gas Transmission, Northwest Corporation, nor these other referenced companies are regulated by the California Public Utilities Commission, and customers do not have to buy products from these companies in order to receive quality regulated services from the utility.

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         1.1      User and PG&E GT-NW agree that this paragraph 1 is intended to benefit users accessing PG&E-trans(SM), and that such other users are third-party beneficiaries of said paragraph 1. User and PG&E GT-NW do not intend hereby that other users are or will be third-party beneficiaries of any other provisions of this Agreement.

2. User agrees that it shall be bound by all the terms and conditions of this Agreement, as well as any and all applicable tariffs currently in effect for PG&E GT-NW as approved by the Federal Energy Regulatory Commission ("FERC"), or which may hereafter be implemented. Such tariffs are matters of public record, which User warrants it has reviewed and will review in the future. User further agrees that PG&E GT-NW may modify or limit PG&E-trans(SM) at any time and without notice. From time to time, PG&E GT-NW may, at its sole discretion, develop updates or enhancements to the existing functionality of PG&E-trans(SM). If an update or enhancement is released to PG&E-trans(SM), such update or enhancement will be subject to the terms of this Agreement. PG&E GT-NW shall be under no obligation to provide any such updates or enhancements.

3. PG&E GT-NW may terminate PG&E-trans(SM) and provide alternative electronic bulletin board access at any time in accordance with its tariffs, and may further terminate this Agreement with User, upon written notice by PG&E GT-NW, for cause, including failure to honor this Agreement, including applicable tariffs, failure to honor any Agreement entered through PG&E-trans(SM), PG&E GT-NW's Pacific Trail(R) Electronic Bulletin Board Service, or applicable PG&E GT-NW Electronic Data Interchange Trading Partner Agreement, failure to pay required reservation or demand charges, or failure to meet PG&E GT-NW's applicable credit requirements. Either party may terminate this Agreement upon thirty (30) days' notice, but no such termination (whether for cause or otherwise) shall affect User's obligation for Contracts entered during its use of PG&E-trans(SM). Without limiting other remedies, PG&E GT-NW may immediately issue a warning, temporarily suspend, indefinitely suspend or terminate this Agreement with User and refuse to provide access to PG&E-trans(SM) if PG&E GT-NW believes that User's actions may cause legal liability for User, third persons or PG&E GT-NW.

4. User acknowledges that any submission under PG&E-trans(SM) may be subject to a credit review and approval requirement as may be applicable under PG&E GT-NW tariffs. User further acknowledges that it may not exceed its previously determined credit limit with respect to any bid. PG&E GT-NW may treat any bid that exceeds User's previously determined credit limit, at PG&E GT-NW's option, as a bid in an amount equal to the User's previously determined credit limit, or it may regard such a bid as void and of no effect.

5. This Agreement shall become effective on the date first above written. Unless earlier terminated as provided in paragraph 3, this Agreement shall continue in effect for five (5) years thereafter, and shall automatically continue for succeeding five (5) year terms unless canceled by PG&E GT-NW at least thirty (30) days before the expiration of each such term.

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6.       If either party hereto shall fail to perform any obligation imposed upon it by this Agreement, and such failure shall be caused, or materially contributed to, by "force majeure," which means any act of God, strikes, lockouts, or other industrial disturbances, acts of public enemies, sabotage (whether or not performed by persons affiliated with parties hereto), wars, blockades, insurrections, riots, epidemics, landslides, lightning, electrical power failures, telecommunication system failures, earthquakes, floods, storms, fires, washouts, extreme cold or freezing weather, arrests and restraints of rulers or people, civil disturbances, explosions, breakage of or accident to machinery or lines of pipe, materials or equipment, computer hardware or software failure, legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any acts, omissions or causes whether of the kind herein enumerated or otherwise not reasonably within the control of the party invoking this paragraph and which by the exercise of due diligence such party could not have prevented the necessity for making repairs to, replacing, or reconditioning machinery, hardware, software, equipment, or pipelines, not resulting from the fault or negligence of the party invoking this paragraph, such failure shall be deemed not to be a breach of the obligation of such party, but such party shall use reasonable diligence to put itself in a position to carry out its obligations.

         6.1 Nothing contained herein shall be construed to require either party to settle a strike or lockout by agreeing against its judgment to the demands of the opposing parties. No such cause as described in paragraph 6 affecting the performance of either party shall continue to relieve such party from its obligation after the expiration of a reasonable period of time within which by the use of due diligence such party could have remedied the situation preventing its performance, nor shall any such cause relieve either party from any obligation unless such party shall give notice thereof in writing to the other party with reasonable promptness; and like notice shall be given upon termination of such cause. Further, inasmuch as this Agreement relates solely to PG&E-trans(SM), no such cause as described in paragraph 6 shall, by the force of this Agreement, have any effect on other agreements or tariffs affecting the parties; specifically, no such cause as described in paragraph 6 shall affect User's obligation to pay any demand charges otherwise due to PG&E GT-NW.

7. User agrees to defend, indemnify and hold harmless PG&E GT-NW, its officers, agents and employees against any liability, loss or damage whatsoever occurring in connection with or relating in any way to this Agreement or the use of PG&E-trans(SM), including costs and attorneys' fees, (where such liability, loss or damage results from any demand, claim, action, cause of action, or suit brought by User or by any person, association or entity, public or private, that is not a party to this Agreement) to the extent such liability, loss or damage is a direct or indirect result of any breach by User of this Agreement, or is a direct or indirect result of any sole or concurrent negligence or other tortious acts or omissions by User, its officers, agents or employees in the performance of this Agreement or through its use of PG&E-trans(SM).

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8.       User acknowledges that use of PG&E-trans(SM) by User involves transmission over the global communications network or Internet of proprietary and confidential information of User. PG&E GT-NW cannot guarantee the security of such information during its transmission by User over the global communications network or Internet. PG&E GT-NW will not be liable or responsible in any way to User for any losses, damages, claims, costs, expenses or other obligations arising out of or relating to any unauthorized access to or disclosure or use of such information transmitted over the global communications network or Internet. User further acknowledges and agrees that User is solely responsible for the accuracy of all information and data that User transmits to PG&E GT-NW, and PG&E GT-NW shall not be liable for any such inaccuracies.

9. PG&E GT-NW does not represent or warrant that PG&E-trans(SM) will be uninterrupted or error-free, that defects will be corrected, or that PG&E-trans(SM) or the server that makes it available, are free of viruses or other harmful components. PG&E GT-NW does not warrant or represent that the use or the results of the use of PG&E-trans(SM) or the materials made available as part of PG&E-trans(SM) will be correct, accurate, timely, or otherwise reliable.

         User specifically agrees that PG&E GT-NW shall not be responsible for unauthorized access to or alteration of User's transmissions or data, any material or data sent or received or not sent or received, or any transactions entered into or through PG&E-trans(SM). User specifically agrees that PG&E GT-NW is not responsible or liable for any threatening, defamatory, obscene, offensive or illegal content or conduct of any other party or any infringement of another's rights, including intellectual property rights.

         PG&E GT-NW MAKES NO REPRESENTATIONS ABOUT THE SUITABILITY, RELIABILITY, AVAILABILITY, TIMELINESS, AND ACCURACY OF PG&E-TRANS(SM) FOR ANY PURPOSE. PG&E-TRANS(SM) IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. PG&E GT-NW HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS WITH REGARD TO PG&E-TRANS(SM), INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

10. Neither party shall be liable to the other for any special, incidental, exemplary or consequential damages arising from or as a result of any delay, omission or error in the electronic transmission or receipt of any information or data pursuant to this Agreement, or arising out of or in any way connected with the use or performance of PG&E-trans(SM) or related web sites, even if the other party has been advised of the possibility of such damages and regardless of negligence or fault.

11. User agrees that the laws of the State of Oregon, without giving effect to choice of law provisions, shall govern the interpretation and enforcement of this Agreement. Any dispute or controversy arising from this Agreement or from PG&E GT-NW's operation of PG&E-trans(SM), whether arising in tort, contract or otherwise, shall be resolved as

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         provided in this paragraph 11. During the process of dispute resolution, the parties shall continue performance of their respective obligations under the Agreement.

         11.1 Prior to resorting to mediation or arbitration, the parties agree to consult about any differences they may have under the Agreement.

         11.2 If the parties are unable to agree after consultation, either party may request, in writing, that mediation be undertaken to attempt to reach agreement. The parties agree to attempt to mediate their dispute through the selection of a mutually acceptable neutral mediator upon such terms and conditions as they might agree. Each party agrees to pay their own costs associated with mediation and each agrees to pay one-half of the fees of the mediator.

         11.3 If, after the period of thirty (30) days from the date of the written notice requesting mediation, the parties are unable to reach agreement through mediation, either party may call for binding arbitration. Arbitration proceedings shall take place in Portland, Oregon. The party calling for arbitration shall serve notice in writing upon the other party, setting forth in detail the question or questions to be arbitrated. The party calling for arbitration shall, as part of its notice, propose an arbitrator. The other party shall, within ten (10) days after the receipt of such notice either agree to the proposed arbitrator or reject the proposed arbitrator and may propose an alternative arbitrator. If the alternative proposed arbitrator is rejected, or the responding party refuses to propose an arbitrator after ten (10) days, the party calling for arbitration shall notify the Chief Judge of the United States District Court for the District of Oregon and request that he or she appoint an arbitrator qualified in matters related to the interstate transportation of natural gas.

         11.4 The arbitrator shall apply applicable provisions of Oregon law and the commercial arbitration rules of the American Arbitration Association (to the extent consistent with the procedures provided for herein) in reaching his or her determination. The arbitrator shall make a determination within sixty (60) days of the arbitrator's appointment.

         11.5 The determination by the arbitrator shall be binding on the parties. The losing party shall pay all costs of the arbitrator including fees and expenses. The prevailing party shall be entitled to reasonable attorney's fees, costs and expenses, including compensation for witnesses or consultants, incurred in the arbitration.

         11.6 The award of the arbitrator shall be drawn up in writing and signed by the arbitrator and shall be final and binding on both PG&E GT-NW and User, and PG&E GT-NW and User shall abide by the award and perform the terms and conditions thereof. Unless otherwise determined by the arbitrator, the fees and expenses of the arbitrator shall be paid in equal proportion by PG&E GT-NW and User.

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12.      No waiver by either PG&E GT-NW or User of any default by the other in the performance of any provisions of this Agreement shall operate as a waiver of any continuing or future default, whether of a like or different character.

13. PG&E GT-NW shall not be required to perform or continue PG&E-trans(SM) on behalf of any User that fails to comply with the terms contained in this Agreement, including applicable tariffs.

14. PG&E GT-NW will provide User with a unique identification code, password and, in some cases depending upon the nature of User's access rights, a signature code, each of which shall be unique to each of User's authorized employees and without which User may not access PG&E-trans(SM). User shall complete an executed Appendix B for each of User's employees as designated by User for PG&E-trans(SM) access. User shall take all measures to maintain the secrecy and confidentiality of the password, identification code and, if applicable, signature code, to be provided to User. User acknowledges that a change in its password, identification code, or signature code may only be obtained from PG&E GT-NW by User's submission of a written request on Appendix
         B. User is entirely responsible for maintaining the confidentiality of its password, identification code and, if applicable, signature code (collectively "access codes") that uniquely identify the User and the employee authorized to act on behalf of the User. Furthermore, User is entirely responsible for any and all activities that occur under its account using the access codes. User acknowledges that it may, from time to time, terminate employees with knowledge of the access codes and agrees to take all steps to change one or more of the access codes to protect against unauthorized use of its account by submitting a revised Appendix B for that employee. User further agrees to notify PG&E GT-NW immediately of any unauthorized use of its account or any other breach of security. User acknowledges and consents that PG&E GT-NW, as the system operator and owner of PG&E-trans(SM), shall have access to, and the ability to review to the fullest extent allowed by law, all messages, electronic mail, files and other communications of any sort on PG&E-trans(SM), whether or not such communications are designated as private or confidential.

15. User agrees to exercise due and reasonable care in the use of PG&E-trans(SM). User is solely responsible for obtaining all hardware, software, telecommunications lines and Internet or global communications network access that may be required to access PG&E-trans(SM).

16. User acknowledges that PG&E GT-NW is the owner of all intellectual property rights to PG&E-trans(SM). PG&E-trans(SM) is intended for the posting, remarketing, and management of natural gas transportation and storage capacity on the natural gas pipeline owned by PG&E GT-NW. User understands that PG&E GT-NW is making access to PG&E-trans(SM) available to User for no direct charge, except for telephone or Internet access charges, which remain User's responsibility.

17. In the event that User requests additional services or alternative access relating to PG&E-trans(SM), the parties may mutually agree on the pricing for such services in a separate

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         agreement. Any such additional services or alternative access relating to PG&E-trans(SM) are otherwise subject to the terms of this User Agreement.

18. User agrees that PG&E GT-NW has extended access to PG&E-trans(SM) to User because of the specific business relationship between User and PG&E GT-NW, and in some cases because of User's particular credit history. This personal Agreement between User and PG&E GT-NW may not be assigned by User without the prior consent of PG&E GT-NW, which consent shall not unreasonably be withheld.

19. All notices required or permitted to be given with respect to this Agreement shall be given by mailing the same postage prepaid, or given by facsimile or by courier, to the addressee party at such party's address as set forth in Appendix A. Either party may change its address for the purpose of notice hereunder by giving the other party no less than five (5) days' prior written notice of such new address in accordance with the preceding provisions.

20. This Agreement may be executed in any number of original counterparts, all of which shall constitute one and the same instrument.

21. Any provision of this Agreement that is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such remaining provisions.

PG&E GAS TRANSMISSION,                           PACIFIC GAS & ELECTRIC CO.
NORTHWEST CORPORATION                            (PG&E CORE)

By: JAMES E. ROBBINS                              By: E. JAMES MACIAS
    ----------------------------                      --------------------------

Name: James E. Robbins                            Name: E. James Macias

Title: Director, Market Services                  Title: SVP & General Mgr, GT&S

                                                       (MUST BE SIGNED BY AN
                                                           OFFICER OF THE
                                                              COMPANY)

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                                   APPENDIX A

                               ADDRESS FOR NOTICE

If to PG&E GT-NW:

                  PG&E Gas Transmission, Northwest Corporation
                  2100 S.W. River Parkway
                  Portland, Oregon  97201
                  Telephone:        (503) 833-4301
                  Facsimile:        (503) 833-4900
                  Attention:        James E. Robbins

If to User:

Name:      Pacific Gas & Electric Co. (PG&E CORE)
Address:   77 Beale Street - M/C B5F
           San Francisco, CA  94105
Telephone: (415) 973-9035
Facsimile: (415) 973-9213
Attention: David W. Clare